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                                                                  Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-26743, 333-61467, 333-74490 and 333-118861) of
Cenveo, Inc. of our reports dated September 12, 2006, with respect to the consolidated financial statements and schedules of Cadmus Communications Corporation, and the effectiveness of Cadmus Communications Corporation's internal control over financial reporting, included in the Cadmus Communications Corporation Annual Report on Form 10-K for the year ended June 30, 2006 which is incorporated by reference into Cenveo, Inc.'s Form 8-K/A dated May 21, 2007.



                                                          /s/ BDO Seidman, LLP

Richmond, Virginia
May 21, 2007